# Currenc Group Inc.

*(Subsidiaries and Controlling Interest)*



Currenc Group Inc.
(Cayman Islands)
100%
Seamless Group Inc.
(Singapore Branch)
Seamless Group Inc.
(Cayman Islands)
100%
Dynamic Investment Holdings Limited
(Cayman Islands)
60%
Tranglo Sdn. Bhd.
(Malaysia)
100%
Dynamic Indonesia Holdings Limited
(Cayman Islands)
100%
Bagus FinTech Pte. Ltd.
(Singapore)
79%
3%
Dynamic Indonesia Pte. Ltd.
(Singapore)
99%
1%
PT Dynamic Wallet Indonesia
(Indonesia)
99.7%
0.3%
PT WalletKu Indompet Indonesia
(Indonesia)
100%
Tranglo (MEA) Limited
(HK)
100%
PT Tranglo Indonesia
(Indonesia)
100%
PT Tranglo Solusindo
(Indonesia)
100%
Tik FX Malaysia Sdn. Bhd.
(Malaysia)
100%
Tranglo Pte. Ltd.
(Singapore)
100%
Treatsup Sdn. Bhd.
(Malaysia)
100%
Tranglo Europe Limited
(UK)